Renaissance Designer Gallery Products, Inc.
              d/b/a Advantage International Marketing, Inc.

                          CONTRACTOR AGREEMENT

THE AGREEMENT, made this 8th day of November, 1997 by and between Renaissance Designer Gallery Products, Inc. d/b/a Advantage International Marketing, Inc., hereinafter referred to as "AIM"), a Nevada corporation, with principal place of business at 1001 Gage, Topeka, Kansas, 66604, and Tom Steelman, President of A&T, Inc., with a principle place of business at 704 N. 11th Street, Blue Springs, Missouri 64015, hereinafter referred to as "CONTRACTOR".

                              WITNESSETH:

WHEREAS, AIM is a marketer of a home business tax savings program, as well as other products and services, herein called "Services";

WHEREAS, AIM desires to contract with Independent Contractors with expertise in accounting and federal income tax law;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties agree as follows:

   1. MARKETING OF AIM SERVICES

      A. CONTRACTOR agrees, during the term of this Agreement, to use its best efforts to provide general expertise in the area of accounting and federal income tax matters to AIM and other Independent Marketing Associates (IMAs) of AIM through CONTRACTOR's expertise provided to IMAs and customers through the Tax Advantage System and through CONTRACTOR's weekly participation in AIM conference calls where AIM customers may pose any questions they may have relating to federal income tax matters directly to CONTRACTOR for answers based on his personal expertise as an Enrolled Agent before the IRS.

      B. CONTRACTOR shall have no right, title, or interest in the Tax Advantage System or other related products and services provides by AIM to its customers and IMAs except as specifically set forth in this Agreement.

      C. CONTRACTOR shall have no authority, either expressed or implied, to incur any obligation on behalf of AIM except those obligations which AIM will have to any Customers generated as a result of CONTRACTOR also choosing to serve as an AIM IMA.

      D. CONTRACTOR shall not be an employee or agent of AIM for any purpose, including, without limitation, entitlement to employment benefits or the withholding, or payment of, taxes to be paid on income earned pursuant to this Agreement. The undersigned will be regarded as an CONTRACTOR for all purposes, and shall represent itself as such to third parties. CONTRACTOR shall be solely responsible for CONTRACTOR's own risk, expense and supervision of CONTRACTOR's employees, if any, and shall procure and maintain adequate insurance coverage and shall not have any claim against AIM for salaries, commissions, items of costs, or other form of compensation or reimbursement.


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   2. AIM SERVICES

      AIM shall make its Services available for the purpose of allowing customers to purchase Renaissance and AIM products and Services at prices as set forth in current AIM literature for the duration of and in conformity with the applicable conditions of this Agreement.

   3. TERM

      The term of this Agreement shall begin on December 1, 1997 and continue for one year. This agreement shall be automatically renewed from year to year under the same terms and conditions as stated herein and as may be modified by mutual agreement of the parties from time to time, unless either party gives the other party written notice of termination at least thirty (30) days prior to the end of the term or renewal term.
      AIM may not give such notice of termination without just cause for termination as outlined in Paragraph 6.

   4. COMPENSATION AND REMITTANCE S

      A. AIM shall pay an ongoing commission to CONTRACTOR amounting to one quarter of one percent (.0025) of the total net collected sales revenue of the following AIM products and services: The Tax Advantage System (TAS) and the Prepaid Tax Advantage (PTA) system.

      B. AIM shall pay all reasonable travel and incidental expenses incurred by CONTRACTOR when traveling on the request of AIM to conduct Advanced Tax Seminars, sales seminars, etc.

      C. AIM shall pay all direct dialed long distance costs incurred by CONTRACTOR when CONTRACTOR is conducting or actively participating on the PTA tax advice conference calls.

      D. CONTRACTOR shall have a period of thirty (30) days after receipt of monthly statement containing an accounting (receipt shall be deemed effective as of five days after the monthly statement has been mailed, whether by US Mail or Private Service) to challenge or dispute the accuracy or validity of the accounting set forth in the applicable monthly statement and accompanying payment. If CONTRACTOR does not challenge or dispute said accounting and payment as provided to CONTRACTOR within said thirty (30) day period, the accounting and payment will be considered final and accepted without recourse or later dispute by CONTRACTOR.

   5. PAYMENT FOR REVENUE SHARING AND SERVICES

      A. AIM shall make payment of commissions within 30 days after the calendar month end of the month in which the charges were collected. AIM will pay commissions only on collected revenue.

      B. AIM shall provide with each payment outlined above an accounting listing total sales of each commissionable product or service for that accounting period.

      C. CONTRACTOR must submit a copy of CONTRACTOR's long distance bill with PTA conference calls circled and summarized for reimbursement.


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   6. TERMINATION OF AGREEMENT

      A. AIM may terminate this Agreement upon sixty (60) days written notice of an incurred material breach of this Agreement by CONTRACTOR. A material breach would occur if:

          1) CONTRACTOR violation of the terms and conditions of Paragraph 1, 7 or 8.

          2) CONTRACTOR misrepresents AIM products or Services or fails to comply with AIM written requests to cease any associated activities not approved or condoned by AIM .

          3) CONTRACTOR becomes insolvent or files for bankruptcy.

          4) CONTRACTOR violates AIM's high standards of honesty and ethics in marketing AIM's services.

      Upon receipt of the notice of breach, CONTRACTOR shall have a thirty
      (30) day period to cure, during which time period this Agreement shall be maintained in force. If the breach is not cured within this time period, the AIM may terminate this Agreement. In the event of such termination by AIM there shall be no further obligation by either party to the other.

   7. RESTRICTIVE COVENANT

      During the term of this Agreement, CONTRACTOR covenants and agrees as follows:

      A. CONTRACTOR will not engage in any activity contrary to the regulatory requirements imposed by any Federal or any state regulatory agency having jurisdiction over AIM, Inc.

      B. CONTRACTOR will not engage in any activity that would interfere with the contractual relationships of AIM or with AIM customers, other service providers, employees, or others relating to the business of AIM .

      C. CONTRACTOR will not engage in any activity that would tend to disparage or diminish AIM's reputation or cause it to be in violation of any rule, regulation, order, or requirement of any applicable regulatory authority or court of competent jurisdiction or result in a breach of the standards of honesty and integrity established by AIM .

      D. CONTRACTOR will not engage in any activity that would tend to divert business away from AIM.

      E. CONTRACTOR will not engage in any activity that would tend to induce any person, employee, representative, or consultant of AIM not to become or remain an employee, representative, consultant or customer of AIM . Without intending to limit the generality of the foregoing, CONTRACTOR agrees that during the term of this Agreement, it will not directly or indirectly employ or enter into any partnership, joint venture, or other business association with any person or entity who, at any time during the term of this Agreement has been or then employs an officer, director, employee, representative, or consultant of AIM, unless CONTRACTOR obtains the prior written consent of AIM.


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      F.  CONTRACTOR will not engage in providing any similar professional services to any other direct sales or network marketing company that could be considered in competition with AIM.

      G. CONTRACTOR agrees that monetary damages would be inadequate to compensate AIM for a breach of this paragraph 7. Therefore, CONTRACTOR hereby agrees and consents to the issuance of temporary and/or injunctive relief by a court of competent jurisdiction in any proceeding that may be brought to enforce any provision of this Paragraph 7 without the necessity of proof of actual damages.

   8. CONFIDENTIAL AND PROPRIETARY INFORMATION

      A. CONTRACTOR and AIM acknowledge that all knowledge and information concerning the business of AIM that acquires, directly or indirectly, during the term of this Agreement, including but not limited to customer information, compensation plan design, etc., is deemed confidential and proprietary to AIM and will be held in trust and confidence of CONTRACTOR. CONTRACTOR and AIM shall have an absolute duty to maintain, in confidence, all such knowledge or information and to prevent disclosure to unauthorized parties.

      B. CONTRACTOR and AIM agree to take all reasonable steps necessary to insure that this knowledge and information is not made available to unauthorized parties by any of CONTRACTOR's or AIM's employees, CONTRACTORs, agents representatives, consultants, or services, and shall promptly notify AIM of any inadvertent disclosure of any such knowledge or information. CONTRACTOR and AIM further agree to take all reasonable steps necessary to insure that its employee's, contractors, agents representatives, consultants, and servants who have access to such knowledge and information shall observe and perform the provisions of this paragraph.

      C. CONTRACTOR and AIM agree that any violation or threatened violation of any provision of this Paragraph 8 shall cause immediate and irreparable harm to AIM and that monetary damages would be inadequate to compensate AIM for a breach of this Paragraph 8. Therefore, CONTRACTOR hereby agrees and consents that in such event, AIM shall be entitled to all available legal and equitable remedies, including injunctive relief and without the necessity of posting a bond, and may, in addition to any and all forms of relief, recover from CONTRACTOR all costs, including reasonable attorney fees, should AIM prevail in a court of competent jurisdiction in enforcing its rights under this Agreement.

      D. This Paragraph 8 shall not apply to any knowledge and information which is required to be disclosed by order of any court or governmental authority of competent jurisdiction as to which CONTRACTOR or AIM shall use its best efforts to notify the other party at the earliest possible time.


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   9. FORCE MAJEURE

      Neither party shall be liable for any delay or failure in performance of any part of this Agreement from such as, without limitation, acts of God, acts of civil or military authority, statutes, rules, regulations, or other orders of any governmental entity with jurisdiction over a party hereto, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts, unusually severe weather conditions, inability to secure products or services of others person or transportation facilities, or acts or omissions of transportation common carriers.

  10. LIMITATION OF LIABILITY

      A. AIM SHALL NOT BE LIABLE TO CONTRACTOR OR TO ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY NATURE AND FROM ANY CAUSE WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHER LEGAL THEORY, EVEN IF AIM AS THE CASE MAY BE, HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EACH PARTY FURTHER AGREES THAT THE OTHER PARTY WILL NOT BE LIABLE FOR ANY LOST PROFITS OR REVENUE OF ANY KIND OR NATURE WHATSOEVER OR FOR ANY CLAIM OR DEMAND AGAINST CONTRACTOR BY ANY OTHER PARTY.

      B. AIM MAKES NO WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF THE SERVICE, OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY AIM ARE HEREBY EXCLUDED AND DISCLAIMED.

      C. AIM is not liable for any act or omission of CONTRACTOR in conjunction with the services provided by AIM hereunder.

  11. INDEMNIFICATION AND RELEASE

      A. AIM shall not be liable or responsible for, and shall be saved and held harmless by CONTRACTOR from and against any and all expenses (including reasonable attorney's fees), claims and damages of every king whatsoever or for damages or loss of any property, arising either directly or indirectly, or in respect of:

          1. The providing of accounting and/or tax strategy advice to Customers by CONTRACTOR;
          2. Any breach of any provision of this Agreement or any untrue statement contained herein.

  12. WORKMEN'S COMPENSATION

      CONTRACTOR warrants that it has obtained and will maintain Workmen's Compensation insurance for any and all of its employees.

  13. ASSIGNMENT

      CONTRACTOR shall not have the right to assign or otherwise transfer its rights or duties hereunder without the prior written consent of AIM.


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  14. GOVERNING LAWS

      This Agreement shall be governed by and construed in accordance with the laws of the State of Kansas without regard to principles of conflicts of laws. The parties consent to jurisdiction by the federal and state courts located in Kansas and agree that any actions hereunder shall be brought in Shawnee County, Kansas. The parties hereby agree that venue, in the event of any litigation hereunder, shall be in Shawnee County, Kansas. The parties consent to service of process by certified mail at their respective addressed specified herein, or to such other addresses of which notice hereunder shall be given.

  15. WAIVER

      No action or inaction on the part of AIM or CONTRACTOR with respect to any breach by CONTRACTOR or AIM of any provision of this Agreement shall be deemed to be a waiver of any of AIM's or CONTRACTOR's rights hereunder.

  16. THIRD PARTIES

      Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

  17. SEVERABILITY OF PROVISIONS

      The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement, or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any other part of this Agreement.

  18. BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

  19. NOTICES

      A. Any notice, report, demand, or request required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given for all purposes if it is in writing, sent by certified mail, return receipt requested, postage prepaid, and addressed as follows:

          IN THE CASE OF AIM:
          Renaissance Designer Gallery Products, Inc.
          d/b/a Advantage International Marketing, Inc.
          1001 SW Gage Boulevard
          Topeka, Kansas 66604

          IN THE CASE OF CONTRACTOR:
          Tom Steelman, President
          A&T, Inc.
          704 N. 11th Street
          Blue Springs, Missouri 64015


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      B.  The address to which any such notice, report, demand, request or other communications may be given by either party may be changed by written notice given by party to other party pursuant to this paragraph.

  20. ENTIRE AGREEMENT: AMENDMENT

      This Agreement constitutes the entire agreement between the parties with respect to the matters contained herein and supersedes any prior agreement between the parties, whether written or oral, concerning the subject matter hereof. This Agreement may be amended, supplemented, or interpreted by a written instrument only and duly executed by each of the parties hereto.

  21. ACCEPTANCE

      This Agreement shall be of no force and effect unless and until an officer of AIM duly executes an original cow of this Agreement and such signature, when made, shall be deemed to have been made at the principal place of business of AIM.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and to become effective on the date this Agreement is accepted by AIM pursuant to the provisions of Paragraph 21 above.



AIM

By________________________________________ Date: _____________________
   Name:  Michael C. Cooper
   Title: President



CONTRACTOR

By________________________________________ Date: _____________________

   Name:  Thomas Steelman, Sr.
   Title: President
   CONTRACTOR Tax ID #:







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